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                                                                    EXHIBIT 2.12

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of this 27th day of March, 2001, by and among U.S. Technologies Inc., a Delaware corporation (the "Company"), and the certain holders of shares of the capital stock or other securities of the Company that are parties hereto, including those that are added as parties by joinder (the "Yazam Holders").

                              W I T N E S S E T H :

                  WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of February 28, 2001 (the "Merger Agreement"), with U.S. Technologies Acquisition Co., and Yazam.com Inc. ("Yazam") whereby pursuant thereto the Yazam Holders shall receive, among other things, an aggregate of 27,374 shares of the Company's Series F Convertible Preferred Stock, par value $0.02 per share (the "Series F Convertible Preferred Stock") which are convertible into shares of the Company's Common Stock, par value $0.02 per share (the "Common Stock") at a conversion ratio of 1,000 to 1, and warrants (the "Warrants") to purchase 8,000,000 shares (subject to adjustment pursuant to the terms thereof) of the Common Stock;

                  WHEREAS, in connection with the Company's execution of the Merger Agreement and the transactions contemplated thereby and as a condition to the Closing thereof, the Company and the Yazam Holders have agreed to enter into this Registration Rights Agreement, and the Company has agreed, on the terms and conditions set forth herein, to register shares of Common Stock as set forth below.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                  ARTICLE I.  DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Action or Proceeding" means any action, suit, arbitration, proceeding or Governmental Authority investigation or audit.

         "Advice" has the meaning given it in Section 3.2 of this Agreement.

         "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Applicable Securities Authority" means the Commission or any other Governmental Authority with which a registration statement or similar form must be filed to issue securities under the Applicable Securities Laws.


                                                                    Exhibit 2.12
                                                                          Page 1
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         "Applicable Securities Law" means each Law applicable to the purchase and sale of securities of the Company, including, without limitation, the Securities Act, the Exchange Act and "Blue Sky" laws and the rules and regulations promulgated thereunder.

         "Blocking Notice" has the meaning given it in Section 3.2 of this Agreement.

         "Business Day" means any Day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of Washington, DC.

         "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act.

         "Common Stock" has the meaning given it in the recitals.

         "Company Registration Notice" means a request to include Registrable Securities in a registration initiated by the Company pursuant to Section 2.3 hereof (a) made in writing, (b) by a Holder of Registrable Securities, and (c) specifying the number of Registrable Securities to be offered for sale pursuant to such registration (which may be any or all of the Registrable Securities owned by such Holder).

         "Day" means a calendar day.

         "Demand Registration" means a registration pursuant to Section 2.1 hereof and sale pursuant to such registration, under the Applicable Securities Laws, of all or substantially all of the Registrable Securities that are the subject of a Qualifying Request, which sale shall be made pursuant to a firm commitment underwritten secondary offering arranged for by the Company, unless the requirement of a firm commitment underwriting is waived in writing by the Holders of a majority of the Registrable Securities that are the subject of such Qualifying Request. For the purposes of a Demand Registration hereunder, "Registrable Securities" shall not include shares of Common Stock issued pursuant to the exercise of Warrants.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

         "Holder" means any Yazam Holder and any Transferee that has become a Party to this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A.

         "Indemnified Party" has the meaning given it in Section 5.3 of this Agreement.

         "Indemnifying Party" has the meaning given it in Section 5.3 of this Agreement.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law in any country, or any state, province, county, city or other political subdivision thereof.

         "Merger Agreement" has the meaning given it in the recitals.


                                                                    Exhibit 2.12
                                                                          Page 2

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         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each case whether preliminary or final).

         "Party" means a party to this Agreement.

         "Person" means and includes any individual, partnership, joint venture, corporation, trust, limited liability Company, joint stock Company, unincorporated organization, association or other entity and includes any Governmental Authority.

         "Piggyback Notice" means a request to include Registrable Securities in a registration pursuant to Section 2.2 hereof (a) made in writing, (b) by a Holder of Registrable Securities, and (c) specifying the number of Registrable Securities to be offered for sale pursuant to such registration (which may be any or all of the Registrable Securities owned by such Holder) and the intended disposition thereof.

         "Qualifying Request" means a request for a Demand Registration (a) made in writing, (b) by the Holder or Holders of Registrable Securities constituting one half (1/2) of all Registrable Securities, (c) specifying the number of Registrable Securities to be offered for sale pursuant to the Demand Registration (the aggregate value of which shall not be less than $2,000,000, so long as the aggregate value of the outstanding Registrable Securities is greater than $2,000,000), and (d) specifying whether the Company is to arrange for a public sale in a firm commitment underwritten secondary offering of the Registrable Securities that are the subject of such request.

         "Registering Shareholder" has the meaning given it in Section 2.2(a) of this Agreement.

         "Registrable Security" means each share of Common Stock (a) into which a Series F Share is convertible, (b) for which a Warrant is exercisable, , and
(c) received with respect to a Series F Share or Warrant pursuant to any stock dividend, stock split, recapitalization or similar event; provided, however, that (i) a Holder of Series F Shares or of a Warrant shall be deemed to be the Holder of the Registrable Securities attributable to such Series F Shares or Warrant; and (ii) any Registrable Security will cease to be a Registrable Security when (A) such Registrable Security has been transferred pursuant to an effective registration statement or Rule 144 under the Securities Act or any comparable Applicable Securities Law covering such Registrable Security (but not including any transfer exempt from registration under any Applicable Securities
Law), (B) such Registrable Security is no longer held of record by a Holder, or
(C) such Registrable Security has ceased to be outstanding.

         "Registration Statement" has the meaning given it in Section 3.1(a).

         "Requesting Holder" has the meaning given it in Section 2.3(a) of this Agreement.

         "Requesting Piggyback Holder" has the meaning given it in Section 2.2(a) of this Agreement.

         "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Series F Convertible Preferred Stock" has the meaning given it in the recitals.

         "Series F Shares" means the shares of Series F Convertible Preferred Stock received by the Yazam Holders and any additional or replacement shares of preferred or Common Stock issued with respect to Series F Shares upon any stock dividend, stock split, recapitalization or similar event.


                                                                    Exhibit 2.12
                                                                          Page 3

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         "Shareholder" means any holder of equity securities of the Company.

         "Transfer" means, as applicable, (i) a sale, transfer, assignment, pledge, hypothecation or other disposition or encumbrance of capital stock or an interest therein, or (ii) to sell, transfer, assign, pledge, hypothecate or otherwise dispose or encumber capital stock or an interest therein.

         "Transferee" means any Person to which Registrable Securities are Transferred by a Holder, in each case in accordance with the terms of such securities or the certificate of designations, purchase agreement or other document designating, evidencing or otherwise relating to such securities, as the case may be.

         "Warrants" has the meaning given it in the recitals.

         1.2      Interpretation. Unless otherwise expressly provided herein,
(a) defined terms in the singular include the plural and vice versa, and the masculine, feminine and neuter gender include all genders; (b) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words "include," "includes," and "including" mean include, includes and including "without limitation" and "without limitation by specification"; (d) references to any Person shall be construed as a reference to such Person and any permitted successors or assigns of such Person; (e) references to "consent" shall mean prior consent evidenced in writing; (f) terms such as "satisfactory to ______," "acceptable to _________," "in such manner as ______ may determine," "to ______'s satisfaction," and phrases of similar import authorize and permit such Party to approve, disapprove, act or decline to act, unless otherwise specified herein, in its reasonable discretion without unreasonable delay or condition; and (g) references to Sections refer to Sections of this Agreement.

                  ARTICLE II.  REGISTRATION RIGHTS

         2.1 Demand Registrations. For the purpose of this Section 2.1, the term "Registrable Securities" shall not include shares of Common Stock issued pursuant to the exercise of Warrants. For the avoidance of doubt, holders of Warrants who exercise same and receive shares of Common Stock shall not be entitled to Demand Registrations hereunder.

(a) Following the authorization by the Company of the number of shares of Common Stock sufficient for the conversion of the Series F Shares and for the exercise of the Warrants, the Holders of Registrable Securities shall be entitled to require the Company to effect from time to time Demand Registration of the Registrable Securities pursuant to Qualifying Requests. If a Qualifying Request is made by fewer than all Holders of Registrable Securities, copies of the Qualifying Request shall be distributed by the Company to all Holders who are not Parties to such Qualifying Request within five Business Days after it is received by the Company. Each such Holder shall be entitled to join in the Qualifying Request by delivering written notice to the Company within ten Business Days after its receipt of a copy of the Qualifying Request from the Company. Such notice shall specify the number of Registrable Securities that each such Holder elects to include in the Qualifying Request and, if the Qualifying Request does not already include such a requirement, whether such Holder requires the Company to arrange for public sale in a firm commitment underwritten secondary offering of the Registrable Securities that are the subject of the Qualifying Request.

                  (b) Within 60 Days after receiving a Qualifying Request from any Holder of Registrable Securities, the Company shall (i) prepare and file a registration statement under the Applicable Securities Laws covering the Registrable Securities which are the subject of such request, (ii) use its best efforts to cause such registration statement to become effective promptly thereafter and (iii) take appropriate steps to


                                                                    Exhibit 2.12
                                                                          Page 4
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complete all other requirements for registration or qualification of the
Registrable Securities under the Applicable Securities Laws.

                  (c) The Company shall use its best efforts to arrange for public sale in a firm commitment underwritten secondary offering of the Registrable Securities that are the subject of a Qualifying Request delivered pursuant to Section 2.1(a), unless the requirement of a firm commitment underwriting is waived in writing by a majority of the Holders of the Registrable Securities that are subject to such Qualifying Request. The Holders of a majority of the Registrable Securities that are the subject of such Qualifying Request shall have the right to designate the managing underwriter(s) of any such offering, subject to the consent of the Company, which consent shall not be unreasonably withheld. Except as the Holders having delivered or joined in a Qualifying Request may consent in writing, the Company will not file with the Applicable Securities Authority any other registration statement with respect to its Common Stock (other than a registration effected on Form S-4, Form S-8 or any successor forms thereto), whether for its own account or that of other stockholders, from the date of receipt of the Qualifying Request until the completion of the period of distribution of the Registrable Securities contemplated thereby.

                  (d) If the Company grants any demand registration rights to another Person, the Company shall include within such demand registration rights an obligation on behalf of such Person to notify the Company in writing of its intent to exercise its demand registration rights at least 30 Days prior to such exercise. Immediately after receipt of such notice but in no event later than three Days after receipt thereof, the Company shall deliver a copy of such notice to the Holders. If the Holders exercise their demand registration rights hereunder prior to the exercise of the demand registration rights held by the Person providing such notice, the Registrable Securities sought to be registered by the Holders shall be included in the registration statement and any associated offering prior to the securities sought to be registered by such other Person.

         2.2 "Piggyback" Registrations. (a) If at any time the Company proposes or agrees to register any of its securities (other than securities registered on Form S-4 or Form S-8 or any successor forms thereto) for the account of any Shareholder (each a "Registering Shareholder"), then in each such case the Company shall, not later than five Days after deciding or agreeing to register such shares, give written notice thereof to each Holder of Registrable Securities (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities). If, within 30 Days of the receipt by the Holders of any such written notice, any Holder (each a "Requesting Piggyback Holder") delivers to the Company a Piggyback Notice, subject to Section 2.4 hereof, the Company shall include in such registration statement the Registrable Securities specified in such Piggyback Notice. The Company shall have the right to designate the managing underwriter(s) of any such offering, subject to the consent of the Registering Shareholders and the Requesting Piggyback Holders, which consents shall not be unreasonably withheld.

                  (b) If, at any time prior to the filing of a registration statement in connection with a registration described in Section 2.2(a) above, the Registering Shareholders withdraw their request for registration or the Company determines for any reason either not to register any securities or to delay registration of such securities, the Company may, at its election, give written notice of such withdrawal by the Registering Shareholders or determination by the Company to each Requesting Piggyback Holder and, thereupon, in the case of a withdrawal by the Registering Shareholders or a determination not to register by the Company, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.2 shall relieve the Company of its obligations to effect any registration upon request under Section 2.1, nor shall any registration hereunder be deemed to have been effected pursuant to Section 2.1.


                                                                    Exhibit 2.12
                                                                          Page 5
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         2.3      Company Registration. (a) If, at any time or from time to
time, the Company shall determine to register any of its securities for its own account, the Company will promptly give the Holders of Registrable Securities written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities). If, within 30 Days of the receipt by the Holders of any such written notice, any Holder (each a "Requesting Holder") delivers to the Company a Company Registration Notice, subject to Section 2.4 hereof, the Company shall include in such registration statement the Registrable Securities specified in such Company Registration Notice.

                  (b) If, at any time after giving written notice of its intention to register any securities and prior to filing of a registration statement in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and, thereupon, in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.3 shall relieve the Company of its obligations to effect any registration upon request under Section 2.1, nor shall any registration hereunder be deemed to have been effected pursuant to Section 2.1.

         2.4 Managing Underwriter Cut-Backs. If any registration pursuant to this Section 2 contemplates an underwritten offering and the managing underwriter(s) advise the Company and the Holders requesting that the Company register Registrable Securities pursuant to this Section 2 in writing that the inclusion in the registration statement of some or all of the Registrable Securities sought to be registered by such Holders creates a significant risk that the price per share that such Holders and the Company will derive from such registration will be adversely affected or that the number of shares or securities sought to be registered is too large a number to be reasonably sold, the Company will include in such registration statement such number of shares or securities as the Company and such Holders are so advised in writing can be sold in such offering without such an effect, as follows and in the following order of priority:

                  (a) with respect to registrations pursuant to Section 2.1, first, the Registrable Securities of each Holder that delivered or joined in a Qualifying Request on a pro rata basis in proportion to the number of Registrable Securities sought to be registered;

                  (b) with respect to registrations pursuant to Section 2.2, first, the securities sought to be registered by the Registering Shareholders; second, on a pro rata basis in proportion to the number of Registrable Securities sought to be registered, the Registrable Securities of each of the Requesting Piggyback Holders; and

                  (c) with respect to registrations pursuant to Section 2.3, first, the number of shares or securities sought to be registered by the Company; and second, on a pro rata basis in proportion to the number of Registrable Securities sought to be registered, the Registrable Securities of each of the Requesting Holders.

         2.5 Other Registration Rights. The Company shall not enter into any agreement offering registration rights that are superior to the rights set forth in Sections 2.1, 2.2 and 2.3 without the prior written consent of the Holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld. For the purpose of this Section 2.5, the term "Registrable Securities" shall not include shares of Common Stock issued pursuant to the exercise of Warrants.

         2.6 Conversion of Registrable Securities. The Series F Shares and Warrants shall be deemed automatically converted into or exercised for their corresponding Registrable Securities immediately before the sale of such Registrable Securities pursuant to a Registration Statement. Any unpaid portion or



                                                                    Exhibit 2.12
                                                                          Page 6
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the exercise price for Registrable Securities attributable to the Warrants or any other warrants shall be deducted from the proceeds of the sale and paid to the Company at the closing of such sale. Upon such automatic conversion, such converted or exercised Series F Shares and Warrants shall be deemed to be canceled and shall cease to be outstanding.

                  ARTICLE III.  REGISTRATION PROCEDURES

         3.1 Company Obligations. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will:

                  (a) prepare and furnish to the Holders drafts of each registration statement to an Applicable Securities Authority pertaining to any securities of the Company (each a "Registration Statement"), any prospectus, amendment or supplement thereto and any document incorporated by reference therein, which documents will be subject to the review and comments of each Holder as to matters regarding such Holder; file each Registration Statement and use its best efforts to cause such Registration Statement to become effective; notify each Holder of Registrable Securities of the effectiveness of each Registration Statement; and furnish to the Holders such number of copies of such Registration Statement, each amendment and supplement thereto (including any exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), the documents incorporated by reference therein and such other documents as any Holder may reasonably request;

                  (b) use its best efforts to maintain the effectiveness of each registration statement filed pursuant to this Agreement, and take such other steps as are required by Applicable Securities Laws to maintain the registration or qualification in effect either (i) until such time as all Registrable Securities registered pursuant to the registration statement have been sold or (ii) for a period of 180 days, whichever is shorter. Each Holder shall provide written notice to the Company within 15 Days after it has sold all of its Registrable Securities registered pursuant to this Agreement;

                  (c) notify the Holders in writing of the occurrence of an event requiring the preparation of a supplement or amendment to a prospectus and promptly prepare and file with the Applicable Securities Authority any such supplement or amendment;

                  (d) use its best efforts to register or qualify the Registrable Securities registered pursuant to a Registration Statement under such other Applicable Securities Laws as any Holder may reasonably request and do any and all other acts which may be reasonably necessary or advisable to enable any such Holder to consummate the disposition of its Registrable Securities under such Applicable Securities Laws, except that the Company shall not be required to qualify to do business as a foreign corporation, subject itself to taxation or consent to general service of process in any jurisdiction where it is not currently obligated to be so qualified, in accordance with and subject to the terms and conditions contained herein;

                  (e) cause all such Registrable Securities to be listed or quoted on each securities exchange or market on which similar securities issued by the Company are then listed;

                  (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the applicable Registration Statement;

                  (g) enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such


                                                                    Exhibit 2.12
underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such Registration Statement; and

                  (i) otherwise use its best efforts to comply with all Applicable Securities Laws.

         3.2 Suspension of Effectiveness. At least five Business Days prior to any disposition of Registrable Securities, a Holder shall advise the Company of the dates on which such disposition is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition and such other information as the Company may reasonably request in order to supplement the related prospectus in accordance with the Applicable Securities Laws. The Company may suspend dispositions under the registration statement and notify the Holder that it may not sell the Registrable Securities pursuant to any registration statement or prospectus (a "Blocking Notice") if
(a) the Company's management determines in its reasonable good faith judgment based on advice of its outside counsel that the Company's obligation to ensure that such registration statement and prospectus are current and complete would require the Company to take actions that might reasonably be expected to have a detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or (b) the Company determines that the registration statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or requires the making of any additions to or changes in the registration statement or the prospectus in order to make the statements therein not misleading; provided that such suspension may not exceed 60 days. Each Holder agrees by acquisition of the Registrable Securities that, upon receipt of a Blocking Notice from the Company, such Holder shall not dispose of, sell or offer for sale any Registrable Securities pursuant to a registration statement until such Holder receives (a) copies of the supplemented or amended prospectus, or a written determination from counsel for the Company that such disclosure is not required due to subsequent events, (b) notice in writing (the "Advice") from the Company that the use of the prospectus may be resumed and (c) copies of any additional or supplemental filings that are incorporated by reference in the prospectus. If so directed by the Company in connection with any Blocking Notice, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such Blocking Notice. In the event the Company shall give any Blocking Notice, the time regarding the effectiveness of a registration statement set forth in Section 2.1 shall be extended by the number of Days during the period from and including the date of the giving of such Blocking Notice to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the prospectus or the supplemental prospectus, as the case may be. Delivery of a Blocking Notice and the related suspension of any registration statement in accordance with the terms of this Section 3.2 shall not constitute a default under this Agreement.

                  ARTICLE IV.  REGISTRATION EXPENSES; HOLDBACK

         4.1 Company Expenses. Except as provided in Section 4.2, all fees and expenses incident to the Company's performance of, or compliance with, this Agreement shall be borne by the Company, including, without limitation, the following fees and expenses: (a) all Applicable Securities Authority, self-regulatory organization, stock exchange and other registration and filing fees and listing fees; (b) the fees and expenses of the Company's compliance with securities or "Blue Sky" laws (including reasonable fees and disbursements of counsel in connection with "Blue Sky" qualifications of the Registrable



                                                                    Exhibit 2.12

Securities); (c) printing expenses; (d) all underwriting discounts and commissions not attributable to the sale of Registrable Securities; (e) the fees and disbursements of counsel for the Company and of one firm of counsel for the selling Holders, collectively, in each relevant jurisdiction; (f) the fees and expenses of independent certified public accountants; (g) the fees and expenses of underwriters and other persons retained by the Company in connection with a registration; (h) fees of transfer agents and registrars; and (i) messenger and delivery expenses; provided, however, in connection with Demand Registration pursuant to Section 2.1, the Company shall pay such fees and expenses only with respect to the first three (3) times such right is exercised (but provided that any registration at the Company's expense begun pursuant to Section 2.1 that is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities that are the subject of a Qualifying Request shall not count toward the three (3) Demand Registrations at the Company's expense if the Holders that delivered or joined in the Qualifying Request reimburse the Company for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration). In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company, and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange on which any Registrable Securities are then listed or quoted.

         4.2 Holder Expenses. The selling Holders shall pay all underwriting discounts and commissions attributable to the sale of the Registrable Securities sold by them and all of the selling Holders' internal expenses incurred in connection with any offering (including, without limitation, all salaries and expenses of the selling Holders' officers and employees performing legal or accounting duties, but excluding fees and expenses of the selling Holders' counsel that are payable by the Company under Section 4.1).

         4.3 Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable Law, each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by either the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter(s) in the case of an underwritten public offering.

         4.4 Restrictions on Public Sale by the Company and Others. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by either the Company or any subsidiary thereof or in connection with the sale of the capital stock or all or substantially all of the assets of any other Person or in connection with an employee stock option plan or benefit plan), during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which the Holders are participating or the commencement of a public distribution of the Registrable Securities.

                  ARTICLE V.  INDEMNIFICATION; CONTRIBUTION

         5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of such Holder's officers, directors, partners, employees and agents, and each Person controlling any such Persons and, if requested by any underwriter, such underwriter and each person who controls such underwriter from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, and


                                                                    Exhibit 2.12
any of the foregoing incurred in settlement of any litigation, commenced or threatened) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any violation by the Company of any Applicable Securities Law applicable to the Company and relating to action or inaction by the Company in connection with any registration, qualification or compliance required hereunder, or arising out of or based upon the Company's breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent any of such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof made in reliance on, and in conformity with, information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein. In addition to any other information furnished in writing to the Company, expressly for use therein, by the Holder, the information in the registration statement under the caption "Selling Shareholders" (or any similarly captioned section containing the information required pursuant to Item 507 of Regulation S-K promulgated pursuant to the Securities Act) relating to such Holder shall be deemed information furnished in writing to the Company by the Holder; provided that the Company has complied with its obligations pursuant to Section 3.1(a).

         5.2 Indemnification by Holders. Each Holder agrees severally to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company and, if requested by any underwriter, such underwriter and each person who controls such underwriter to the same extent as the foregoing indemnity from the Company, but only with respect to misstatements or omissions made in reliance on, and in conformity with, information relating to such Holder furnished in writing by such Holder, or on its behalf, expressly for use in a Registration Statement or prospectus relating to Registrable Securities, any amendment or supplement thereto or any preliminary prospectus, and provided that the obligation of each Holder to indemnify will be several and not joint. Each Holder's indemnity obligations under this Section 5.2 and contribution obligations under Section 5.4 shall be limited, in the aggregate, to the net sales proceeds actually received by it in connection with the applicable offering.

         5.3 Conduct of Indemnification Proceedings. If any Action or Proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 5.1 or 5.2 above (an "Indemnified Party") in respect of which indemnity may be sought from any Party who has agreed to provide such indemnification (an "Indemnifying Party") and the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnified Party is entitled to indemnity by the Indemnifying Party hereunder, the Indemnifying Party shall assume the defense of such Action or Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses, or (b) such Indemnified Party shall have been advised by counsel that there is an actual or potential material conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party. If counsel advises the Indemnified Party of such a conflict of interest, or if the Indemnifying Party fails to acknowledge in writing that the Indemnified Party is entitled to indemnity hereunder, the Indemnifying Party shall not have the right to assume the defense of such Action or Proceeding on behalf of such Indemnified Party and, upon written notice to the Indemnifying Party, the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one Action or Proceeding or separate but substantially similar or related Actions or Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such


                                                                    Exhibit 2.12

Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Action or Proceeding or any threatened Action or Proceeding effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such Action or Proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The failure of any Indemnified Party to give prompt notice of a claim for indemnification hereunder shall not limit the Indemnifying Party's obligations to indemnify under this Agreement, except to the extent such failure is prejudicial to the ability of the Indemnifying Party to defend the action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless (x) there is no finding or admission of any violation of any rights of any Person and no effect on any other claims that may be made against any Indemnified Party, (y) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (z) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         5.4      Contribution. If the indemnification provided for in this
Article V is unavailable to any Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other, in connection with the matters which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of any Indemnifying Party on the one hand and of any Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Party, and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         5.5 Survival. The indemnity and contribution agreements contained in this Article V shall remain operative and in full force and effect with respect to any sales of Registrable Securities made pursuant to a Registration Statement regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (c) the consummation of the sale or successive resale of the Registrable Securities.

                  ARTICLE VI.  MISCELLANEOUS

         6.1 Rules 144 and 144A. The Company covenants that following the registration of Registrable Securities it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders holding Registrable Securities to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the Commission. Upon the request of any such Holder, the Company will forthwith deliver to such Holder a written statement as to whether it has complied with its obligation pursuant to this Section 6.1 to file any reports required to be filed by it under the Securities Act and the Exchange Act. In connection with any transfer pursuant to this Section 6.1, upon the written request of the Company, the Holder shall furnish to the Company such information so that the Company may ensure that the Holder has complied with the limitations set forth in Rules 144 and 144A or any similar rule or rules hereafter adopted by the Commission.


                                                                    Exhibit 2.12

         6.2      Dispute Resolution.

                  (a) All disputes, controversies, and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled by binding arbitration, as provided in this Section 6.2, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") which are then in effect.

                  (b) The arbitral tribunal shall be composed of three arbitrators, one or whom shall be appointed by the Company, one of whom shall be appointed by the Holders that are parties to the dispute, controversy or claim, and the third of whom shall be appointed by the two arbitrators designated by the parties. The arbitration proceedings shall be conducted in the English language, and all documents not in English submitted by any party must be accompanied by an English translation. The arbitration proceedings shall be conducted and any arbitral award shall be made in Washington, D.C.

                  (c) The Parties agree: (i) that the arbitral tribunal shall have no authority to award punitive damages or any damages other than those recoverable in accordance with this Agreement (which may include reasonable attorneys' fees and other costs of arbitration); (ii) to be bound by any arbitral award or Order resulting from any arbitration conducted hereunder and that any such award or Order shall be a reasoned award, shall be in writing, shall specify the factual and legal basis for the award, and shall be final and binding; (iii) not to commence, procure, participate in, or otherwise be involved as a party in any claim, Action or Proceeding that might result in any Order concerning a dispute hereunder (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for applications, claims, Actions or Proceedings by the Parties seeking interim, interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief); (iv) that any monetary award shall be made and payable in U.S. Dollars, in each case through a bank selected by the recipient of the award, together with interest thereon at the lesser of the one year London Interbank Offered Rate (LIBOR), as appearing in the Reuters screen, plus five percent, or the maximum interest rate permissible under applicable Law, from the date the award is granted to but excluding the date it is paid in full; and (v) that judgment on any arbitral award or Order resulting from an arbitration conducted under this Section 6.2 may be entered in any court of competent jurisdiction having jurisdiction thereof or having jurisdiction over any Party or any of its assets.

                  (d) The Company and the Holders hereby irrevocably waive and exclude all rights of appeal, challenge, or recourse to any court from any arbitral award or Order resulting from any arbitration conducted under this
Section 6.2 (except for initiating Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and except for Actions or Proceedings seeking interim, interlocutory or other provisional relief in any court having jurisdiction, but only on the ground that the award to which the applicant may be entitled may be rendered ineffectual without such provisional relief). Each of the Parties to this Agreement hereby consents to the non-exclusive jurisdiction of any court of competent jurisdiction in the State of Delaware for all Actions or Proceedings to obtain a judgment recognizing or enforcing an arbitral award or Order and waives any defense or opposition to such jurisdiction.

                  (e) The arbitrators, in their discretion, may consolidate two or more arbitrations or claims between any of the Parties arising pursuant to this Agreement or any other agreement among the parties or to which the Holders or Shareholders are a party into one arbitration, may terminate any such consolidation and/or may establish other arbitration proceedings for different claims that may rise in any one arbitration. Notwithstanding the foregoing, the arbitrators shall consolidate arbitrations and/or claims if they determine


                                                                    Exhibit 2.12
that it would be more efficient to consolidate such arbitrations and/or claims than to continue them separately and (i) there are matters of fact or law that are common to the arbitrations and/or claims to be consolidated, (ii) there are related payment and performance obligations considered in the arbitrations and/or claims to be consolidated, and/or (iii) there is a danger of inconsistent awards.

                  (f) Each Party shall bear its own expenses in connection with the arbitration provided in this Section 6.2, except as specifically set forth herein, provided that the fees of the arbitrators shall be divided equally between the Parties.

         6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, other than as mutually agreed upon in writing by the Company and the Holders.

         6.4 Notices. Any notices or communications required or permitted hereunder shall be in writing and shall be delivered by facsimile, courier, hand or first class (registered or certified) mail to each Party at the address(es) indicated for such Party on the signature pages to this Agreement. Any Party may, upon written notice given in accordance with this Section 6.4 to the other Parties, designate another address or Person for receipt of notices hereunder. All notices, claims, demands and other communications hereunder shall be deemed given (a) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission; (b) in the case of delivery by a standard overnight courier, upon the date of delivery indicated in the records of such courier; (c) in the case of delivery by hand, when delivered by hand; or (d) in the case of delivery by first class (registered or certified) mail, upon the expiration of five (5) Business Days after the Day when mailed (postage prepaid, return receipt requested).

         6.5 Successors and Assigns; New Parties. A Holder may assign, without the Company's consent, and shall be deemed to have assigned, such Holder's rights and benefits with respect to the Registrable Securities that are transferred to a Transferee. A Transferee that becomes bound by the terms of this Agreement by its execution of a joinder agreement in the form attached hereto as Exhibit A shall retain the rights and benefits of the transferor and become a Holder under this Agreement. The Company may not assign any rights, benefits or obligations under this Agreement without prior written consent of two-thirds of the Holders. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holders.

         6.6 Counterparts; Facsimile. This Agreement may be executed in any number of identical counterparts and it shall not be necessary for each Party to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each Party in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the Party against whom enforcement of this Agreement is sought. Signatures transmitted by facsimile shall be binding as evidence of a Party's agreement to be bound by the terms and conditions hereof.

         6.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         6.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its principles of choice of law or conflict of laws.



                                                                    Exhibit 2.12

         6.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         6.10 Entire Agreement. This Agreement is intended by the Parties as the final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         6.11 Third Party Beneficiaries. Other than Indemnified Parties not a party hereto, this Agreement is intended for the benefit of the Company, the Holders and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         6.12 Obligations Several; Independent Nature of Each Holder's Rights. Each obligation of any Holder is several and no such Holder shall be responsible for the obligations of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute any Holders as a partnership, an association, a joint venture or any other kind of entity. Each Holder shall be entitled to protect and enforce its rights arising out of this Agreement without notice to or the consent of any other Person, except as specifically provided herein, and it shall not be necessary for any other such Holder to be joined as an additional party in any proceeding for such purpose.

         6.13 Nonwaiver. No course of dealing or delay or failure to exercise any right, power or remedy hereunder on the part of any Holder shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

         6.14 Remedies. The Company and the Holders acknowledge that the remedies at law in the event of any default or threatened default in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law and equity, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without requiring any bond or other security, unless otherwise required by applicable law (which cannot be waived).

         6.15 New Parties. During the term of this Agreement (and except with respect to Tranferees, which shall be governed by Section 6.5 hereof), the Company may, upon the prior written consent of the Holders of a majority of the Registrable Securities, permit any additional Person to become a party to this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A.

         6.16 Termination. Except for Section 6.17 hereof, all rights granted hereunder shall expire and this Agreement shall terminate on the earlier of (i) the written consent of the Holders, and (ii) the sixth (6th) anniversary of the date hereof.

         6.17 Board Seat. So long as at least one-third of the Series F Shares issued pursuant to the Merger Agreement at the Effective time remain outstanding, the holders of Series F Shares shall be entitled to elect one director of the Company who shall be reasonably acceptable to the Company.


                                                                    Exhibit 2.12

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                            U.S. TECHNOLOGIES INC.


                            BY:        /S/ GREGORY EARLS
                               ------------------------------------------------
                                 Name:      Gregory Earls
                                 Title:     Chairman and CEO
                                 Address:   1130 Connecticut Ave, NW,
                                            Suite 700
                                            Washington, DC  20036
                                 Phone:     (202) 466.3100
                                 Fax:       (202) 466.4557

                            YAZAM SHAREHOLDER

                            BY:        /S/  NICHOLAS BENTON
                               ------------------------------------------------
                                 Name:      Nicholas Benton
                                 Title:     MD
                                 Address:   2677 Laruin Street
                                            San Francisco, California  94109
                                 Phone:     415-577-8588
                                 Fax:       415-707-2005

                            BY:        /S/  ANTHONY R. WILBERT
                               ------------------------------------------------
                                 Name:      Anthony R. Wilbert
                                 Title:
                                 Address:   70 Corte Dorado
                                            Coresnbrane, California 94904
                                 Phone:     415-407-8669
                                 Fax:       415-461-0543

                            BY:        /S/  GARY SCHREIBER
                               ------------------------------------------------
                                 Name:      Gary Schreiber
                                 Title:     Manager
                                 Address:   4055 W. Main Street
                                            Skokie, Illinois  60076
                                 Phone:     847-677-2977
                                 Fax:       847-677-3063

                            BY:        /S/  JOHN HUNT
                               ------------------------------------------------
                                 Name:      John Hunt
                                 Title:
                                 Address:   1969 California Street
                                            San Francisco, California  94109
                                 Phone:     415-990-7690
                                 Fax:       n/a


                                                                    Exhibit 2.12

                            BY:        /S/  JOSEPH S. VALENTI
                               ------------------------------------------------
                                 Name:      Joseph S. Valenti
                                 Title:     Vice President
                                 Address:   2 World Financial Center
                                            New York, New York  10281
                                 Phone:     212-236-7200
                                 Fax:       212-236-7584

                            BY:        /S/ PERETZ BRONSTEIN
                               ------------------------------------------------
                                 Name:      Peretz Bronstein
                                 Title:     Director
                                 Address:   60 E. 42nd Street
                                            Suite 4600
                                            New York, New York  10165
                                 Phone:     212-697-6484
                                 Fax:       212-697-0877

                            BY:        /S/ ANDREA D. KLEIN
                               ------------------------------------------------
                                 Name:      Andrea D. Klein
                                 Title:
                                 Address:   c/o WIT
                                            826 Broadway
                                            New York, New York  10003
                                 Phone:     212-253-4401
                                 Fax:       212-253-4650

                            BY:        /S/ STEVEN SILESNI
                               ------------------------------------------------
                                 Name:      Steven Silesni
                                 Title:     President/Trustee of The Kernele LLC
                                 Address:   334 Elm Street
                                            West Hempstead, New York  11552
                                 Phone:     516-481-2123
                                 Fax:       212-269-2480

                            BY:        /S/ STEVEN SILESNI
                               ------------------------------------------------
                                 Name:      Steven Silesni
                                 Title:     President/Trustee of Kenwrck, D.K.
                                 Address:   334 Elm Street
                                            West Hempstead, New York  11552
                                 Phone:     516-481-2123
                                 Fax:       212-269-2480

                            BY:        /S/ AVIGDOR WILLENZ
                               ------------------------------------------------
                                 Name:      Avigdor Willenz
                                 Title:
                                 Address:   M.P. Bikat Beit Hakerem
                                            Kamun, 20112, Israel
                                 Phone:     011-972-4-9883331
                                 Fax:       011-972-4-9884049

                                                                    Exhibit 2.12

                            BY:        /S/ M. BERNARD SIGEL
                               ------------------------------------------------
                                 Name:      M. Bernard Sigel
                                 Title:
                                 Address:   20 East 6th Street
                                            New York, New York  10063
                                 Phone:
                                 Fax:

                            BY:        /S/ JONATHAN BULKELRY
                               ------------------------------------------------
                                 Name:      Jonathan Bulkelry
                                 Title:
                                 Address:
                                 Phone:     212-831-8690
                                 Fax:

                            BY:        /S/ LLOYD L. ROTHENBERG
                               ------------------------------------------------
                                 Name:      Lloyd L. Rothenberg
                                 Title:     President, DASH 1999 LLC
                                 Address:   c/o LDEB & LSEB
                                            345 Park Avenue
                                            New York, New York  10154
                                 Phone:     212-407-4937
                                 Fax:       212-407-4990

                            BY:        /S/ REX SHERRY
                               ------------------------------------------------
                                 Name:      Rex Sherry
                                 Title:
                                 Address:   171 Selby Lane
                                            Atherton, California  94027
                                 Phone:     650-849-2148
                                 Fax:       650-849-2106

                            BY:        /S/ JOSEPH M. SCHELL
                               ------------------------------------------------
                                 Name:      Joseph M. Schell
                                 Title:
                                 Address:   35 McCormick Lane
                                            Atherton, California  94027
                                 Phone:     650-849-2210
                                 Fax:       650-849-2105

                            BY:        /S/ C. PRESTON BUTCHER
                               ------------------------------------------------
                                 Name:      C. Preston Butcher
                                 Title:     Trustee
                                 Address:   400 East Third Avenue
                                            Suite 600
                                            Foster City, California 94404
                                 Phone:     650-235-3000
                                 Fax:       650-571-2231

                            BY:        /S/ CLIFFORD M. SOBEL
                               ------------------------------------------------
                                 Name:      Clifford M. Sobel
                                 Title:     President
                                 Address:   40 Darison Drive
                                            Short Hills, New Jersey  07078
                                 Phone:     973-564-5633
                                 Fax:       973-564-8769

                                                                    Exhibit 2.12

                            BY:        /S/ WALLACE ZUCKERMAN
                               ------------------------------------------------
                                 Name:      Wallace Zuckerman
                                 Title:     President, J2JK, Inc.
                                 Address:   2505 Black Rock Take
                                            Fairfield, Connecticut  06432-2408
                                 Phone:     203-371-1124
                                 Fax:       203-371-4829

                            BY:        /S/ JALQUES J. GOLLIN
                               ------------------------------------------------
                                 Name:      Jalques J. Gollin
                                 Title:     Trustee, GAN, Inc.
                                 Address:   11707 Fulham Street
                                            Silver Spring, Maryland 20902
                                 Phone:     301-649-1886
                                 Fax:       301-619-5080

                            BY:        /S/ YOSHINORI WARASHINA
                               ------------------------------------------------
                                 Name:      Yoshinori Warashina
                                 Title:     Senior Vice President
                                            Itochu international Inc.
                                 Address:   335 Madison Avenue
                                            New York, New York  10017
                                 Phone:     212-818-8452
                                 Fax:       212-818-8512

                            BY:        /S/ STIVENTURES, N.V.
                               ------------------------------------------------
                                 Name:      Stiventures, N.V.
                                 Title:
                                 Address:   Hallenbergweg 379
                                            1101 CR Amsterdam
                                            The Netherlands
                                 Phone:     + 31-20-5640480
                                 Fax:       + 31-20-6915329


                                                                    Exhibit 2.12

                            BY:        /S/ RUBIN BRECHER
                               ------------------------------------------------
                                 Name:      Rubin Brecher
                                 Title:     General Partner
                                            Brecher Family Partnership
                                 Address:   6 Meadow Lane
                                            Lawrence, New York  11559
                                 Phone:     718-851-1186
                                 Fax:       718-853-5239

                            BY:        /S/ GLENN LESNICK
                               ------------------------------------------------
                                 Name:      Glenn Lesnick
                                 Title:     Trustee and Officer of SMART Inc.
                                 Address:   135 William Street
                                            New York, New York  10038
                                 Phone:     212-732-5571
                                 Fax:       212-732-6052

                            BY:        /S/ FAYE LANDES
                               ------------------------------------------------
                                 Name:      Faye Landes
                                 Title:     Equity Analyst
                                 Address:   Sanford C. Bernstein & Co.
                                            767 Fifth Avenue
                                            New York, New York  10153
                                 Phone:     212-756-4441
                                 Fax:       212-756-0868

                            BY:        /S/ SAMUEL H. SROCHI AND DINA K. SROCHI
                               ------------------------------------------------
                                 Name:      Samuel H. Srochi and Dina K. Srochi
                                 Title:
                                 Address:   2980 Ridge Valley Road, NW
                                            Atlanta, Georgia  30327
                                 Phone:     404-760-3196
                                 Fax:       404-760-3002

                            BY:        /S/ LLOYD L. ROTHENBERG
                               ------------------------------------------------
                                 Name:      Lloyd L. Rothenberg
                                 Title:     Vice President, Sprouting LLC
                                 Address:   c/o LOEB & LDEB
                                            345 Park Avenue
                                            New York, New York  10154
                                 Phone:     212-407-4937
                                 Fax:       212-407-4990



                                                                    Exhibit 2.12

                            BY:     /S/ EQUITY TRUST (CURACAO) N.V.
                               ------------------------------------------------
                                 Name:      Equity Trust (Curacao) N.V.
                                 Title:     Managing Director
                                 Address:   Scharlooweg 81
                                            Curacao, NA
                                 Phone:     5999 461 62 61
                                 Fax:       5999 461 78 79

                            BY:     /S/ IAN MAUSNER
                               ------------------------------------------------
                                 Name:      Ian Mausner
                                 Title:     Trustee, Mansner Family 1997 Trust
                                 Address:   97 Isabella Avenue
                                            Atherton, California 94027
                                 Phone:     415-627-2964
                                 Fax:       415-913-5325

                            BY:     /S/ NAOMI KALEV
                               ------------------------------------------------
                                 Name:      Naomi Kalev
                                 Address:   54/2 Ha'Irit
                                            Ma'ale Adumim
                                            Israel 90610
                                 Phone:     972-2-5353248
                                 Fax:       972-2-5722243

                            BY:     /S/ DANIEL CHERTOFF
                               ------------------------------------------------
                                 Name:      Daniel Chertoff
                                 Address:   15 Netzer Yishai Street
                                            Efrat 90435
                                            Israel
                                 Phone:     972-2-993-1974
                                 Fax:       972-2-993-2202


                            BY:     /S/  MARK DAVIES
                               ------------------------------------------------
                                 Name:      Mark Davies
                                 Address:   Flat 4, Horseshoe Wharf
                                            6 Clink Street
                                            London SE19FE
                                 Phone:     917-922-5269 (US)
                                 Phone:     07957-138858 (UK)


                                                                    Exhibit 2.12

                              BY:     /S/ RAP MICHAEL
                                      -----------------------------------------
                                      Name:      RAP Michel
                                      Title:     ____ of Jersey for Burkoy Ltd.,
                                                 Sole Corporate Director of
                                                 Ensign Consulting Limited
                                      Address:   Dubarry House
                                                 Ollivier Street
                                                 Alderney   GY9 3DU
                                                 Channel Islands
                                                 United Kingdom
                                      Phone:     44-1481-822763
                                      Fax:       44-1481-823390

                              BY:     /S/  DARREL KRASNOFF
                                      -----------------------------------------
                                      Name:       Darrel Krasnoff
                                      Title:      Director, Prendon Investments
                                      Address:    1999 Avenue of the Stars,
                                                  Suite 2800
                                                  Los Angeles, CA 90067
                                      Phone:      310-229-1535

                              BY:     /S/ TERENCE WEILBROOKS
                                      -----------------------------------------
                                      Name:      Terence Weilbrooks
                                      Title:     Director, Per Pro Apax
                                                 Funds Nominees Limited
                                      Address:   15 Bishopsgate
                                                 London EC2P 2AP
                                                 England
                                      Phone:     0207-454-2119
                                      Fax:       0207-454-2211

                              BY:     /S/ BENNY T. HU
                                      -----------------------------------------
                                      Name:     Benny T. Hu
                                      Title:    President, China Development
                                                Industrial Bank, Inc.
                                      Address:  125 Nanking East Road
                                                Section 5
                                                Taipei, Taiwan
                                                Republic of China
                                      Phone:    8862-2763-8800
                                      Fax:      8862-2756-7323

                              BY:     /S/ DAVID C. NOCIFORA
                                      -----------------------------------------
                                      Name:     David C. Nocifora
                                      Title:    VP/CFO, Christian & Timbers,
                                                Inc.
                                      Address:  25825 Science Park Drive #400
                                                Cleveland, OH 44122
                                      Phone:    216-464-8710
                                      Fax:      216-464-6160

                                                                    Exhibit 2.12

                              BY:     /S/ MEL E. LIFSHITZ, ESQ.
                                      -----------------------------------------
                                      Name:     Mel E. Lifshitz, Esq.
                                      Title:    Trustee, The BL Squared
                                                Foundation, Inc.
                                      Address:  10 East 40th Street, 22nd Floor
                                                New York, NY 10016
                                      Phone:    212-779-1414
                                      Fax:      212-779-2774

                              BY:     /S/ JAY WARD
                                      -----------------------------------------
                                      Name:      Jay Ward
                                      Address:   5251 Boyd Avenue
                                                 Oakland, CA 94618
                                      Phone:     510-923-0891
                                      Fax:       510-923-8091

                              BY:     /S/ BRYAN B. RUTBERG
                                      -----------------------------------------
                                      Name:      Bryan B. Rutberg
                                      Address:   638 Minna Street, Apt. 6
                                                 San Francisco, CA 94104
                                      Phone:     415-551-0914
                                      Fax:

                             BY:      /S/ RICHARD A. EKLEBERRY
                                      -----------------------------------------
                                      FOF Partners III-B, L.P.
                                        By: TPG Genpar III, LP
                                              By: TPG Advisors III, Inc.
                                      Name:      Richard A. Ekleberry
                                      Title:     Vice President
                                      Address:   301 Commerce Street
                                                 Suite 3300
                                                 Fort Worth, TX 76102
                                      Phone:     817-871-4000
                                      Fax:       817-871-4080

                             BY:      /S/ RICHARD A. EKLEBERRY
                                      -----------------------------------------
                                      TPG Investors III, L.P.
                                      By: TPG Genpar III, LP
                                            By: TPG Advisors III, Inc.
                                      Name:     Richard A. Ekleberry
                                      Title:    Vice President
                                      Address:  301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                      Phone:    817-871-4000
                                      Fax:      817-871-4080

                                                                    Exhibit 2.12

                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    Dutch Parallel III-B, L.P.
                                      By: TPG Genpar III, LP
                                            By: TPG Advisors III, Inc.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080

                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    T3 Partners, L.P.
                                      By: T3 Genpar, Inc.
                                            By: T3 Advisors, Inc.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080


                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    T3 Parallel, L.P.
                                      By: T3 Genpar, Inc.
                                            By: T3 Advisors, Inc.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080

                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    T3 Investors, L.P.
                                      By: T3 Genpar, Inc.
                                            By: T3 Advisors, Inc.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080

                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    TPG Parallel III, L.P.
                                      By: TPG Genpar III, L.P.
                                            By: TPG Advisors III, L.P.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080

                                                                    Exhibit 2.12

                             BY:      /S/ RICHARD A. EKLEBERRY
                                    -------------------------------------------
                                    TPG Partners III, L.P.
                                      By: TPG Genpar III, L.P.
                                            By: TPG Advisors III, L.P.
                                    Name:       Richard A. Ekleberry
                                    Title:      Vice President
                                    Address:    301 Commerce Street
                                                Suite 3300
                                                Fort Worth, TX 76102
                                    Phone:      817-871-4000
                                    Fax:        817-871-4080

                             BY:      /S/ DAN D'ANIELLO
                                    -------------------------------------------
                                    Name:       Dan D'Aniello
                                    Title:      Director for and on behalf of
                                                CIPE, Ltd. as
                                                General Partner of CIPE General
                                                Partner, L.P. as General Partner
                                                of CIPE Investment I, L.P.
                                    Address:    c/o Walkers
                                                Walker House
                                                P.O. Box 265GT
                                                George Town
                                                Grand Cayman
                                                Cayman Islands
                                    Phone:      345-949-0100
                                    Fax:        345-949-7886

                             BY:      /S/ EITAN WERTHEIMER
                                    -------------------------------------------
                                    Name:       Eitan Wertheimer
                                    Title:      Director
                                    Address:    P.O. Box 43
                                                Tefen 24959
                                                Israel
                                    Phone:      972-4-9970083
                                    Fax:



                                                                    Exhibit 2.12

                                                                       EXHIBIT A
                                                TO REGISTRATION RIGHTS AGREEMENT


                            FORM OF JOINDER AGREEMENT

         This Joinder Agreement (the "Joinder Agreement") is entered into as of the date written below among the undersigned (the "Joining Party") and the parties to the Registration Rights Agreement dated as of the day of , 2000 (the "Registration Rights Agreement"), among U.S. Technologies Inc., a Delaware corporation (the "Company"), and certain holders of the capital stock and other securities of the Company. Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Rights Agreement.

         The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement and shall have all of the rights and obligations of a "Holder" under the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

         This Joinder Agreement may be executed by facsimile.

         IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of this ___ day of _______________, 2001.



-------------------------------
Name:
Address:

Telephone:
Facsimile:



                                                                    Exhibit 2.12
                                                                         Page 25